UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 28, 2013

New Source Energy Partners L.P.

(Exact name of Registrant as Specified in Charter)

Delaware	001-35809	38-3888132
(State or Other Jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

914 North Broadway, Suite 230

Oklahoma City, Oklahoma 73102

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code (405) 272-3028

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On February 28, 2013, New Source Energy Partners L.P., a Delaware limited partnership (the “Partnership”) entered into a First Amendment (the “First Amendment”) to its Credit Agreement, dated as of February 13, 2013, by and among the Partnership, as borrower, Bank of Montreal, as administrative agent for the lenders party thereto (the “Administrative Agent”), and the other lenders party thereto (the “Credit Agreement”).

The First Amendment (i) adds a lender under the Credit Agreement, (ii) increases the Partnership’s borrowing base under the Credit Agreement from $30 million to $60 million, (iii) increases the lenders’ aggregate commitment under the Credit Agreement from $60 million to $150 million and (iv) removes references and provisions related to the $25.0 million subordinated promissory note (the “Subordinated Note”) issued by the Partnership to New Source Energy Corporation in connection with the Partnership’s initial public offering. As a condition precedent to effectiveness of the First Amendment, the Partnership repaid the Subordinated Note in full.

The foregoing description of the First Amendment is not complete and is qualified in its entirety by reference to the full text of the First Amendment, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 concerning the First Amendment is incorporated herein by reference.

Item 9.01	Exhibits

(d)	Exhibits

Exhibit Number	Description

10.1	First Amendment to Credit Agreement, dated as of February 28, 2013, by and among the Partnership, as borrower, Bank of Montreal, as administrative agent, Associated Bank, N.A., as syndication agent, and the other lenders party thereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

New Source Energy Partners L.P.

By:	New Source Energy GP, LLC, its general partner

By:	/s/ Kristian B. Kos
Name: Kristian B. Kos
Title: President and Chief Executive Officer

Date: March 6, 2013

EXHIBIT INDEX

Exhibit Number	Description

10.1	First Amendment to Credit Agreement, dated as of February 28, 2013, by and among the Partnership, as borrower, Bank of Montreal, as administrative agent, Associated Bank, N.A., as syndication agent, and the other lenders party thereto.